Exhibit 99.1

Flotek Announces Increased 2024 Guidance, Improved Revenue, and Continued Profit Growth in Connection with Third Quarter 2024 Results

HOUSTON, November 4, 2024 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced operational and financial results for the quarter ended September 30, 2024, highlighted by significant improvement in profitability metrics as compared to the third quarter of 2023. Due to the strong results achieved through the first nine months of the year, the Company increased its 2024 profit guidance.
Financial Summary (in thousands, except ‘per share’ amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Total Revenues	$49,742	$47,268	$136,267	$145,870
Gross Profit	$9,119	$9,047	$27,108	$14,833
Adjusted Gross Profit (1)	$10,695	$10,264	$31,421	$18,005
Net Income	$2,532	$1,287	$6,068	$22,609
Diluted Income (Loss) Per Share	$0.08	$0.04	$0.20	$(0.18)
Adjusted EBITDA (1)	$4,840	$3,392	$13,303	$(2,464)
Third Quarter 2024 Highlights
•Generated total revenue of $49.7 million, a 5% increase from the third quarter of 2023, highlighted by a 58% year-over-year increase in Data Analytics revenues.
•Reduced SG&A by 12% from the third quarter of 2023 and by 9% sequentially from the second quarter of 2024.
•Reported net income of $2.5 million and adjusted EBITDA(1) of $4.8 million, representing a year-over-year increase of 97% and 43%, respectively.
•Reduced borrowings outstanding under the Asset Based Loan by 81% (or $6.1 million) compared to year-end 2023.
2024 Guidance: Stronger Profit Expectations
Based upon the Company’s strong year-to-date operational performance and the outlook for the fourth quarter, the Company is increasing its 2024 guidance. Flotek now expects adjusted EBITDA(2) to be in the range of $16.5 million to $18.5 million, up from the previous range of $14 million to $18 million. This represents a 9% increase to the midpoint of the range and a 35% increase when compared to the midpoint of the Company’s original 2024 guidance of $10 million to $16 million. In addition, the Company now expects its adjusted gross profit margin(2) for 2024 to be in the range of 20% to 22%, up from the original guidance of 18% to 22%.
Management Commentary
Chief Executive Officer Dr. Ryan Ezell commented, “We are pleased to report another quarter of outstanding safety, service quality and financial results. We continue to gain momentum and market share with the execution of our strategy, despite a challenging upstream market.

Revenue from our Data Analytics segment grew 30% in the third quarter, a continuation of the strong growth of 22% in the second quarter. Our new upstream Data Analytics’ applications, including flare monitoring, were a catalyst for revenue growth this quarter. Following the EPA’s approval of our JP3 analyzer in mid-July, we recognized our first revenues from flare monitoring in August and September, which comprised 25% of total quarterly segment revenues. We expect to see further growth in flare monitoring revenues during the fourth quarter. Revenue from our chemistry segment increased 7% in the third quarter, a continuation of the growth in the prior quarter. Our persistent revenue growth in our chemistry segment, despite a declining frac fleet market, is clear evidence that we are gaining market share through our differentiated chemistry technology solutions.
In terms of profitability, adjusted EBITDA during the third quarter improved for the eighth consecutive quarter and, as a result, we are increasing our adjusted EBITDA guidance for the second time this year. Over the first nine months of 2024, we reported adjusted EBITDA of $13.3 million, as compared to ($2.5) million during the nine months ended September 30, 2023. This $15.8 million improvement reflects the continued positive trajectory of the Company and the hard work and dedication of the Flotek employees.”
Third Quarter 2024 Financial Results
•Revenue: Flotek reported total revenues of $49.7 million for the third quarter of 2024, which was an increase of $2.5 million, or 5% compared to the third quarter of 2023. Third quarter revenue increased 8% sequentially driven by a 7% sequential increase in Chemistry revenues and a 30% sequential increase in Data Analytics’ revenue. Data Analytics segment revenue totaled $2.7 million during the third quarter of 2024, of which 25% was attributed to Flotek’s new proprietary flare measurement application.
•Gross Profit: The Company generated gross profit of $9.1 million with a margin of 18% during the third quarter 2024, as compared to gross profit of $9.0 million with a margin of 19% for the third quarter 2023. Gross profit margin during the third quarter of 2024 was lower than the 2023 period as a result of a shift in chemistry product mix as well as lower revenue during the 2024 period related to the minimum chemistry purchase requirements contained in the Company’s long-term supply agreement. Partially offsetting these items was an increase in gross profit from the Company’s Data Analytics segment, which contributed $1.2 million to third quarter 2024 gross profit, a 46% increase from the year ago quarter.
•Adjusted Gross Profit (Non-GAAP)(1): Flotek generated adjusted gross profit of $10.7 million during the third quarter 2024 compared to adjusted gross profit of $10.3 million for the third quarter 2023. Adjusted gross profit excludes non-cash items, primarily amortization of contract assets.
•Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $5.7 million for the third quarter 2024 compared to $6.5 million for the third quarter 2023. The improvement was the result of lower personnel costs and professional fee expenses during the 2024 period.
•Net Income and EPS: Flotek reported net income of $2.5 million, or $0.08 per diluted share, for the third quarter 2024. This compares to a net income of $1.3 million, or $0.04 per diluted share, for the third quarter 2023.

•Adjusted EBITDA (Non-GAAP)(1): Adjusted EBITDA was $4.8 million in the third quarter 2024 as compared to $3.4 million in the third quarter 2023. Third quarter 2024 adjusted EBITDA marked the eighth consecutive quarter of improvement.
(1)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.
(2)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures. We are unable to reconcile this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure without unreasonable efforts, as we are unable to predict with a reasonable degree of certainty the impact of certain items that would be expected to impact the GAAP financial measure, including, among other items, the future amortization of our contract assets, certain stock-based compensation costs and the impact of the revaluation of certain liabilities, which is based upon our future stock price. These items do not impact the non-GAAP financial measure.

Conference Call Details
Flotek will host a conference call on November 5, 2024, at 9:00 a.m. CT (10:00 a.m. ET) to discuss its third quarter 2024 results. Participants may access the call through Flotek’s website at www.flotekind.com under “News” within the Investor Relations section, by telephone toll free at 1-800-836-8184 (international toll: 1-646-357-8785), or by using the following link to access the audience view of the webcast at https://app.webinar.net/7baorgbxmJ5 approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.
An updated corporate presentation that will be referenced on the call will be posted to the Investor Relations section of Flotek’s website at www.flotekind.com prior to the start of the earnings conference call.
About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 170 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,997	$5,851
Restricted cash	101	102
Accounts receivable, net of allowance for credit losses of $388 and $745 at September 30, 2024 and December 31, 2023, respectively	12,220	13,687
Accounts receivable, related party, net of allowance for credit losses of $0 at each of September 30, 2024 and December 31, 2023, respectively	47,064	34,569
Inventories, net	12,744	12,838
Other current assets	2,687	3,564
Current contract asset	6,480	5,836
Total current assets	86,293	76,447
Long-term contract asset	63,835	68,820
Property and equipment, net	4,958	5,129
Operating lease right-of-use assets	3,759	5,030
Deferred tax assets, net	66	300
Other long-term assets	1,738	1,787
TOTAL ASSETS	$160,649	$157,513

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,395	$31,705
Accrued liabilities	4,115	5,890
Income taxes payable	54	45
Current portion of operating lease liabilities	1,642	2,449
Current portion of finance lease liabilities	—	22
Asset-based loan	1,426	7,492
Current portion of long-term debt	104	179
Total current liabilities	44,736	47,782
Deferred revenue, long-term	35	35
Long-term operating lease liabilities	6,871	7,676
Long-term debt	—	60
TOTAL LIABILITIES	51,642	55,553
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 240,000,000 shares authorized; 30,891,597 shares issued and 29,789,476 shares outstanding at September 30, 2024; 30,772,837 shares issued and 29,664,130 shares outstanding at December 31, 2023	3	3
Additional paid-in capital	464,143	463,140
Accumulated other comprehensive income	133	127
Accumulated deficit	(320,738)	(326,806)
Treasury stock, at cost; 1,102,121 and 1,108,707 shares at September 30, 2024 and December 31, 2023, respectively	(34,534)	(34,504)
Total stockholders’ equity	109,007	101,960
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$160,649	$157,513

FLOTEK INDUSTRIES, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Revenue from external customers	$16,565	$17,806	$47,935	$47,278
Revenue from related party	33,177	29,462	88,332	98,592
Total revenues	49,742	47,268	136,267	145,870
Cost of goods sold	40,623	38,221	109,159	131,037
Gross profit	9,119	9,047	27,108	14,833
Operating costs and expenses:
Selling, general, and administrative	5,714	6,526	18,056	21,303
Depreciation	220	181	662	530
Research and development	462	757	1,349	2,231
Severance costs	—	2	23	(28)
Gain on sale of property and equipment	—	(38)	(34)	(38)
Gain in fair value of Contract Consideration Convertible Notes Payable	—	—	—	(29,969)
Total operating costs and expenses	6,396	7,428	20,056	(5,971)
Income from operations	2,723	1,619	7,052	20,804
Other income (expense):
Paycheck protection plan loan forgiveness	—	—	—	4,522
Interest expense	(256)	(160)	(842)	(2,537)
Other income, net	102	(91)	151	(82)
Total other income (expense)	(154)	(251)	(691)	1,903
Income before income taxes	2,569	1,368	6,361	22,707
Income tax expense	(37)	(81)	(293)	(98)
Net income	$2,532	$1,287	$6,068	$22,609

Income (loss) per common share:
Basic	$0.09	$0.04	$0.21	$0.97
Diluted	$0.08	$0.04	$0.20	$(0.18)

Weighted average common shares:
Weighted average common shares used in computing basic income (loss) per common share	29,613	29,358	29,498	23,291
Weighted average common shares used in computing diluted income (loss) per common share	30,897	30,688	30,655	28,034

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income	$6,068	$22,609
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Change in fair value of contingent consideration	(46)	(384)
Change in fair value of Contract Consideration Convertible Notes Payable	—	(29,969)
Amortization of convertible note issuance costs	—	83
Payment-in-kind interest expense	—	2,284
Amortization of contract asset	4,341	3,665
Depreciation	662	530
Amortization of asset-based loan origination costs	243	36
Provision for credit losses, net of recoveries	121	97
Provision for excess and obsolete inventory	626	626
Gain on sale of property and equipment	(34)	(38)
Non-cash lease expense	1,661	2,316
Stock compensation expense	915	(565)
Deferred income tax expense	233	50
Paycheck protection plan loan forgiveness	—	(4,522)
Changes in current assets and liabilities:
Accounts receivable	1,346	3,472
Accounts receivable, related party	(12,495)	(2,082)
Inventories	(532)	(776)
Other assets	849	(863)
Accounts payable	5,690	60
Accrued liabilities	(1,730)	(3,179)
Operating lease liabilities	(2,002)	(2,636)
Income taxes payable	9	(54)
Interest payable	—	(8)
Net cash provided by (used in) operating activities	5,925	(9,248)

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(continued)

	Nine Months Ended September 30,
	2024	2023
Cash flows from investing activities:
Capital expenditures	(491)	(593)
Proceeds from sale of assets	34	68
Net cash used in investing activities	(457)	(525)
Cash flows from financing activities:
Payment for forfeited stock options	—	(617)
Payments on long term debt	(135)	(104)
Proceeds from asset-based loan	122,600	27,750
Payments on asset-based loan	(128,666)	(24,380)
Payment of asset-based loan origination costs	(164)	(502)
Payments to tax authorities for shares withheld from employees	(30)	(246)
Proceeds from issuance of stock	88	48
Payments for finance leases	(22)	(24)
Net cash (used in) provided by financing activities	(6,329)	1,925
Effect of changes in exchange rates on cash and cash equivalents	6	13
Net change in cash and cash equivalents and restricted cash	(855)	(7,835)
Cash and cash equivalents at the beginning of period	5,851	12,290
Restricted cash at the beginning of period	102	100
Cash and cash equivalents and restricted cash at beginning of period	5,953	12,390
Cash and cash equivalents at end of period	4,997	4,453
Restricted cash at the end of period	101	102
Cash and cash equivalents and restricted cash at end of period	$5,098	$4,555

FLOTEK INDUSTRIES, INC.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Gross profit	$9,119	$9,047	$27,108	$14,833
Stock compensation expense	3	2	9	(135)
Severance and retirement	—	—	9	26
Contingent liability revaluation	(19)	(61)	(46)	(384)
Amortization of contract asset	1,592	1,276	4,341	3,665
Adjusted Gross profit (Non-GAAP) (1)	$10,695	$10,264	$31,421	$18,005

Net income	$2,532	$1,287	$6,068	$22,609
Interest expense	256	160	842	2,537
Income tax expense	37	81	293	98
Depreciation and amortization	220	181	662	530
EBITDA (Non-GAAP) (1)	$3,045	$1,709	$7,865	$25,774
Stock compensation expense	272	268	915	(574)
Severance	—	2	32	(28)
Contingent liability revaluation	(19)	(61)	(46)	(384)
Gain on disposal of assets	—	(38)	(34)	(38)
PPP loan forgiveness	—	—	—	(4,522)
Contract Consideration Convertible Notes Payable revaluation adjustment	—	—	—	(29,969)
Amortization of contract asset	1,592	1,276	4,341	3,665
Non-Recurring professional fees	(50)	236	230	3,612
Adjusted EBITDA (Non-GAAP) (1)	$4,840	$3,392	$13,303	$(2,464)

(1) Management believes that adjusted gross profit, EBITDA and adjusted EBITDA for the three and nine months ended September 30, 2024 and 2023, are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the income and expenses noted above to be outside of the Company’s normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish financial and operational goals, excluding certain non-cash or non-recurring items.